UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008 (July 8, 2008)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Reassignment of Officer

Effective July 14, 2008, Dr. Christian Wiehen, formerly the Vice President-Product Development of WABCO Holdings Inc. (the “Company”), has been reassigned and will assume the duties and title of Chief Technology Officer.

(e) Compensatory Arrangements of Certain Officers

Amendment to Change of Control Severance Plan

On July 8, 2008, the Company’s Compensation, Nominating and Governance Committee (the “CNG Committee”) approved an amendment to the Company’s Change of Control Severance Plan (the “Plan”). Pursuant to this amendment, upon a qualifying termination in connection with or within 24 months of a change of control of the Company, certain senior officers of the Company, including the Company’s Chief Executive Officer, Jacques Esculier, and the Company’s Chief Financial Officer, Ulrich Michel, will each be entitled to receive a severance payment equal to three times their respective annual base salaries and target annual incentive plan awards for the year in which the termination occurs, plus continued healthcare benefits for 36 months following employment termination. Other officers of the Company who participate in the Plan, including the Company’s Vice President, Vehicle Dynamics & Controls, Jean-Christophe Figueroa, the Company’s Vice President, Compression & Braking, Nikhil M. Varty, and the Company’s Chief Technology Officer, Dr. Christian Wiehen will, upon a qualifying termination, each be entitled to receive a severance payment equal to two times their respective annual base salaries and target annual incentive plan awards for the year in which the termination occurs, plus continued healthcare benefits for 24 months following employment termination. In addition, each participant in the Plan is entitled to a gross-up payment for any excise tax imposed under Section 4999 of the Internal Revenue Code, and any taxes, interest and penalties imposed with respect to the payment of such excise tax.

The summary of the terms of the amendment to the Plan set forth above is qualified in its entirety by reference to the amendment itself, which is attached hereto as Exhibit 10.1.

Increases in Officer Compensation

On July 8, 2008, the CNG Committee and the independent members of the Board of Directors approved an increase in Jacques Esculier’s base salary to $800,000 and approved an increase in his target annual incentive plan award to 90% of his annual base salary. The CNG Committee also approved, for each of Messrs. Michel, Figueroa and Varty, an increase in the target annual incentive plan award levels to 60% of their respective annual base salaries and an increase in the target cash-based long-term incentive plan award levels to 45% of their respective annual base salaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Document
10.1	Amendment No. 1 to WABCO Holdings Inc. Change of Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2008	WABCO HOLDINGS INC.

	By:	/s/ Alfred Farha
	Name:	Alfred Farha
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description of Document
10.1	Amendment No. 1 to WABCO Holdings Inc. Change of Control Severance Plan